Exhibit 10.1

Party City Holdco Inc.

Amended And Restated 2012 Omnibus Equity Incentive Plan

Article 1.    Establishment & Purpose

1.1    Establishment. Party City Holdco Inc., a Delaware corporation (the “Company”), established the 2012 Omnibus Equity Incentive Plan (this “Plan”) as of July 27, 2012, amended and restated as of March 24, 2015, again on May 20, 2019 and again on July 2, 2020. This Plan was further amended and restated as set forth herein effective as of June 10, 2021 (the “Effective Date”).

1.2    Purpose of this Plan. The purpose of this Plan is to attract, retain and motivate the officers, directors, employees and consultants of the Company and its Subsidiaries and Affiliates, and to promote the success of the Company’s business by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on fulfilling certain performance goals.

Article 2.    Definitions

Capitalized terms used and not otherwise defined herein shall have the meanings set forth below.

2.1    “Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise). Unless otherwise specifically indicated, when used herein the term Affiliate shall refer to an Affiliate of the Company.

2.2    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, or Other Stock-Based Award that is granted under this Plan.

2.3    “Award Agreement” means either (a) a written agreement (which may be in an electronic format) entered into (including, in any case, by electronic signature) by the Company and a Participant setting forth the terms and provisions applicable to an Award, or (b) a written statement (which may be in an electronic format) signed (including by electronic signature) by an authorized officer of the Company to a Participant describing the terms and provisions of the actual grant of such Award.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Cause”, unless otherwise specified in the Award Agreement, shall have the meaning set forth below, except with respect to any Participant who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement, if any, between the Company and/or one of its Subsidiaries and such Participant in which there is a definition of “Cause” (or a similar term), in which event the definition of “Cause” (or such similar term) as set forth in such employment agreement shall be deemed to be the definition of “Cause” herein solely for such Participant and only for so long as such employment agreement remains effective. In all other events, the term “Cause” shall mean that the Committee or its designee has determined, in its reasonable judgment, that any one or more of the following has occurred: (a) the Participant has been convicted of, indicted for, or shall have pleaded guilty or nolo contendere to, any felony, indictable offense or any crime involving fraud, dishonesty or moral turpitude or which materially impairs the Participant’s ability to perform his or her duties with the Company and/or its Subsidiaries; (b) the Participant has committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty, unauthorized use or destruction of any asset of the Company, act of dishonesty or other violation of the Company’s or an Affiliate’s (if applicable) written policies, rules or practices (including any employment, Service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Company and/or one of its Subsidiaries and the Participant); (c) the Participant has breached in any material respect any of the provisions of any agreement between the Participant and the Company or its Affiliates; (d) the Participant has engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company’s normal business activities; (e) the Participant has willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Participant or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates; or (f) the Participant’s failure or refusal (other than due to Permanent Disability) to substantially perform the duties reasonably assigned to the Participant by the Board or the Participant’s direct supervisor; provided, however, that, the Participant has first been given written notice by the Company or its Affiliate, as applicable, of such failure or refusal and such conduct remains uncured for a period of ten (10) business days after such notice to the Participant.

2.6    “Change of Control”, unless otherwise specified in the Award Agreement, means any transaction or a series of related transactions as a result of which any Person or Persons acting as a group, shall (A) acquire (whether by purchase, exchange, tender offer, merger, consolidation, recapitalization, redemption, reorganization, issuance of capital stock or otherwise) beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of directly or indirectly more than 50% of the voting power (entitling the beneficial owner to vote generally in the election of directors to the Board) of the Company or more than 50% of Shares that were issued and outstanding immediately prior to such transaction or series of transactions, or (B) acquire assets constituting all or substantially all of the assets of the Company (by merger, consolidation or otherwise); provided, that, to the extent necessary to comply with Section 409A of the Code with respect to the payment of deferred compensation, “Change of Control” shall be limited to a “change in control event” as defined in the Treasury Regulations Section 1.409A-3(i)(5) prescribed pursuant to Section 409A of the Code.

2.7    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.8    “Committee” means the Compensation Committee of the Board. The full Board may perform any function of the Committee hereunder or under any Award Agreement, in which case the term “Committee” shall refer to the Board.

2.9    “Consultant” means any person who provides bona fide services to the Company or any Affiliate or Subsidiary as a consultant or advisor, excluding any Employee or Director; provided, that the identity of such Person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act of 1933, as amended.

2.10    “Director” means a member of the Board who is not an Employee.

2.11    “Employee” means an officer or other employee of the Company or any Subsidiary or Affiliate, including a member of the Board who is such an employee.

2.12    “Exchange Act” means the Securities Exchange Act of 1934, as amended

2.13    “Fair Market Value” means, as of any day, with respect to the Shares:

(a)    if the Shares are immediately and freely tradable on a stock exchange or in an over-the-counter market, the closing price per Share on the day, or if no trades of Shares were made on such date, the immediately preceding day on which trades of Shares were made, on the primary market or exchange; or

(b)    in the absence of such a market for the Shares, the fair value per Share as determined in good faith by the Committee and, for the purpose of determining the Option Price or grant price of an Award, or the repurchase or redemption price of Shares acquired upon exercise of an Option or Stock Appreciation Right, consistent with the principles of Section 409A and Section 422 of the Code.

2.14    “Good Reason”, unless otherwise specified in the Award Agreement, shall have the meaning set forth below, except with respect to any Participant who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement, if any, between the Company and/or one of its Subsidiaries and such Participant in which there is a definition of “Good Reason” (or a similar term), in which event the definition of “Good Reason” (or such similar term) as set forth in such employment agreement shall be deemed to be the definition of “Good Reason” herein solely for such Participant and only for so long as such employment agreement remains effective. In all other events, the term “Good Reason” shall mean the following: (a) a material diminution of Participant’s base salary, (b) a material diminution in the Participant’s duties or responsibilities (provided that a change in reporting relationships resulting from the direct or indirect control of the Company (or a successor corporation) by another corporation or other person(s) shall not be deemed to constitute “Good Reason”), or (c) the Company or any Subsidiary requiring the Participant to be based at any office or location that is more than one hundred (100) miles from the initial location of the Participant’s employment; provided, however, that, with respect to Awards granted prior to the Effective Date, “Good Reason” will be determined consistent with the Plan as amended and restated as of May 20, 2019.

2.15    “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in accordance with Article 6 of this Plan.

2.16    “Insider” means an Employee, Director or other person whose transactions in Shares are subject to Section 16 of the Exchange Act.

2.17    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.18    “Option” means any Option granted from time to time under Article 6 of this Plan.

2.19    “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of this Plan.

2.20    “Other Stock-Based Award” means any Award granted under Article 9 of this Plan.

2.21    “Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.

2.22    “Performance Criteria” or “Performance Criterion” means specified criteria, other than the mere continuation of employment or service or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards under the Plan, a Performance Criterion will mean a performance criterion determined by the Committee in its sole discretion, which may include, without limitation, a measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): net sales; system-wide sales; comparable store sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); adjusted operating income; adjusted net income; adjusted earnings per share; channel revenue; channel revenue growth; franchising commitments; manufacturing profit; manufacturing profit margin; store closures; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization); adjusted earnings or losses (including adjusted earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and/or amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; customer satisfaction; customer growth; employee satisfaction; supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); points of distribution; gross or net store openings; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities, factoring transactions, sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; and recruiting and maintaining personnel. A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The Committee may establish, in its sole discretion, that one or more of the Performance Criteria applicable to any Award will be adjusted at any time in a manner to reflect such events or circumstances as to which it deems an adjustment necessary or desirable (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period that affect the applicable Performance Criterion or Criteria; provided, however, that, with respect to Awards granted prior to January 1, 2019, such adjustments must be consistent with the Plan as amended and restated as of March 24, 2015.

2.23    “Permanent Disability”, unless otherwise specified in the Award Agreement, shall have the meaning set forth below, except with respect to any Participant who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement, if any, between the Company and/or one of its Subsidiaries and such Participant in which there is a definition of “Permanent Disability” (or a similar term), in which event the definition of “Permanent Disability” (or such similar term) as set forth in such employment agreement shall be deemed to be the definition of “Permanent Disability” herein solely for such Participant and only for so long as such employment agreement remains effective. In all other events, the term “Permanent Disability” shall mean: a determination by an independent competent medical authority (selected by the Company) that the Participant is unable to perform his duties and in all reasonable medical likelihood such inability shall continue for a consecutive period of 90 days or for a period in excess of 120 days in any 365 day period. Notwithstanding the foregoing, however, in the case of any Award that is subject to Section 409A and is payable upon a Participant’s Permanent Disability, the Participant shall be treated as having a Permanent Disability only if the Participant’s condition also satisfies the definition of “disability” in Treasury Regulation 1.409A-3(i)(4).

2.24    “Person” means any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.

2.25    “Restricted Stock” means any Award granted under Article 8 of this Plan.

2.26    “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of this Plan is restricted.

2.27    “Service” means service as an Employee, Director or Consultant, provided, however, that the effect of a Participant’s “break in service” on a Participant’s outstanding Awards, if any, shall be determined by the Committee in its sole discretion.

2.28    “Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 11 of this Plan.

2.29    “Stock Appreciation Right” means any right granted under Article 7 of this Plan

2.30    “Stockholders Agreement” means that certain Stockholders Agreement dated July 27, 2012 entered into by and among the Company and the stockholders listed on the signature pages thereto, as may be amended from time to time.

2.31    “Subsidiary” with respect to any entity (the “parent”) means any corporation, limited liability company, partnership, limited partnership, company, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity, membership interest or beneficial interest, on a consolidated basis, or (ii) owns directly or controls with power to vote, directly or indirectly through one or more Subsidiaries, shares of the equity, membership interest or beneficial interest having the power to elect more than fifty percent (50%) of the directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

2.32    “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

2.33    “Unrestricted Stock” means an Award of Shares not subject to restrictions and granted under Article 8 of the Plan.

Article 3.    Administration

3.1    Authority of the Committee. This Plan shall be administered by the Committee, which shall have full power to interpret and administer this Plan and full authority to select the Directors, Employees and Consultants to whom Awards will be granted and determine the type and amount of Awards to be granted to each such Director, Employee or Consultant, and the terms and conditions of such Awards, subject only to any express limitations set forth herein or in an applicable Award Agreement. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, interpret, clarify, construe or resolve any ambiguity in any provision of this Plan or any Award Agreement, accelerate or waive the vesting or Restriction Period of Awards and exercisability of Awards, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award, subject to the limitations set forth in Section 12.2 of this Plan. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or an Affiliate or a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments and guidelines for administering this Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company and all other interested individuals.

3.2    Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any Subsidiary, or one or more agents or advisors such administrative duties or powers as it may deem advisable, consistent with the requirements of applicable law. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more officers of the Company the authority to grant one or more Awards of Options and/or Stock Appreciation Rights or other Awards, to the extent permitted by applicable law (“Delegated Awards”), without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine;

provided, however, that (a) the Committee shall fix the maximum number of Shares subject to Delegated Awards that may be granted by such officers, (b) each such Delegated Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Committee and shall conform to the provisions of the Plan and (c) each such Delegated Award shall conform to such other limits and guidelines as may established from time to time by the Committee.

Article 4.    Eligibility and Participation

4.1    Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under this Plan; provided, however, that Options and Stock Appreciation Rights may only be granted to those Employees, Directors and Consultants with respect to whom the Company is an “eligible issuer” within the meaning of Section 409A of the Code. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2    Type of Awards. Awards under this Plan may be granted in any one or a combination of: (a) Options; (b) Stock Appreciation Rights; (c) Restricted Stock (and Unrestricted Stock); and (d) Other Stock-Based Awards. Awards granted under this Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, including, without limitation restrictive covenants, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of this Plan shall prevail. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Committee. Notwithstanding anything herein to the contrary, no term of an Award shall provide for automatic “reload” grants of additional Awards or an increase in the number of Shares subject to an Award upon the exercise of an Option or Stock Appreciation Right. By accepting (or, under such rules as the Committee may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award Agreement and the Plan. Notwithstanding anything herein to the contrary, following the Effective Date, no Award may be scheduled to vest and no Restriction Period shall lapse, in whole or in part, prior to the date that is one year following the date the Award is granted; provided, however, that Awards that result in the issuance (as determined in accordance with the rules set forth in Section 4(a) above) of an aggregate of up to five percent (5%) of the maximum number of Shares under Section 5.1(a) may be granted under Awards issued after the Effective Date without regard to such one-year minimum vesting period (or Restriction Period, if applicable).

4.3    Restriction on Current Dividends. Dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to vesting or a substantial risk of forfeiture (in either case, whether the applicable vesting or forfeiture condition is service-based or performance-based), to the extent they are authorized by the Committee with respect to any Award, shall be subject to vesting and/or forfeiture conditions that are no less restrictive than those that apply to the underlying Award; provided that no dividends or dividend equivalents shall be payable with respect to Options or Stock Appreciation Rights, except to the extent payment of such amounts would not violate Section 409A. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.

Article 5.    Shares Subject to this Plan and Maximum Awards

5.1    Number of Shares Issuable for Awards.

(a)    Shares. Subject to adjustment as provided in this Article 5 and Article 11 of the Plan, the maximum number of Shares that may be issued to Participants in satisfaction of Awards under the Plan shall be 21,216,000 (which, for the avoidance of doubt, shall include the 16,916,000 Shares that have been issued under the Plan prior to July 2, 2020, the most recent date the stockholders approved the Plan) (the “Share Pool”). Up to the total number of shares issuable for Awards to employee Participants may be issued in satisfaction of Incentive Stock Options, but nothing in this Section 5.1(a) will be construed as requiring that any, or any fixed number of Incentive Stock Options be awarded under the Plan. The Shares issuable under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. The limits set forth in this Section 4(a) will be construed to comply with the applicable requirements of Section 422.

(b)    Share Counting Rules. For purposes of Section 5.1(a):

(i)    The Share Pool will be reduced by the number of Shares withheld by the Company as part or full payment for the purchase price, the Option Price or grant price of an Award or in satisfaction of tax withholdings with respect to an Option or Stock Appreciation Right any portion of which is settled in Shares.

(ii)    Any remaining portion of the Share Pool as of an applicable time will be increased (i) by any Shares underlying any portion of an Award (whether granted before or after the Effective Date) that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock or Unrestricted Stock) of Shares (e.g., any Shares underlying any portion of an Award subject to Performance Criteria that is not earned), and (ii) by any Shares withheld in payment of tax withholdings with respect to any Award other than an Option or a Stock Appreciation Right any portion of which is settled in Shares.

(iii)    If an Award (or an portion thereof) is settled in cash (i.e., the Participant receives cash rather than stock) without any election by Participant, then the Shares underlying such Award (or portion thereof) shall not reduce the Share Pool (and, the Share Pool will be increased upon the settlement in cash to the extent it had been previously reduced by the number of Shares issuable under such Award or portion thereof).

(iv)    If the Committee authorizes the assumption or substitution under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption or substitution shall not reduce the Share Pool; provided that any forfeiture, termination, repurchase or cash settlement of such an assumed award or an Award substituted for such an award will not increase the Share Pool.

5.2    Individual Limits. The following additional per-Participant limits will apply to Awards of the specified type granted, or in the case of Other Stock-Based Awards payable, to any person in any calendar year:

(a)	Options: 8,000,000 Shares.

(b)	Stock Appreciation Rights: 8,000,000 Shares.

(c)	Restricted Stock: 8,000,000 Shares.

(d)	Unrestricted Stock: 8,000,000 Shares.

(e)	Other Stock-Based Awards: 8,000,000 Shares.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Options and Awards of Stock Appreciation Rights refer to the number of Shares subject to those Awards; and (iii) the Share limit under clauses (c), (d) and (e) refer to the maximum number of Shares that may be delivered under these Awards assuming a maximum payout.

If an Option or Stock Appreciation Right is cancelled, the number of Shares subject to the cancelled Option or Stock Appreciation Right shall continue to be counted against and shall not again become available under the individual per-Participant limits of this Section 5.2; for this purpose, if the Option Price of an Option or the grant price of a Stock Appreciation Right is reduced after the date of grant, the Option and Stock Appreciation Right will be deemed to have been cancelled and reissued, with the number of Shares covered by both the cancelled and reissued Option and Stock Appreciation Right being counted against the Shares remaining available under the individual per-Participant limits of this Section 5.2.

5.3    Non-Employee Director Limits. In the case of a Director, an additional limit shall apply such that the maximum grant-date fair value of Awards granted under the Plan and other compensation provided by the Company and its Subsidiaries, in each case, for his or her services as a Director during any fiscal year of the Company shall be $500,000, computed in accordance with FASB ASC Topic 718 (or any successor provision) to the extent applicable and assuming maximum payout levels (if applicable). The foregoing additional limit related to Directors shall not apply to any Award or Shares granted pursuant to a Director’s election to receive an Award or Shares in lieu of cash retainers or other fees (to the extent such Award or Shares have a fair value equal to the value of such cash retainers or other fees). For the avoidance of doubt, the limits described in this Section 5.3 shall not apply to any compensation paid by the Company or any of its Subsidiaries to any Director for services performed or to be performed as an Employee, Consultant or in any capacity other than as a Director.

Article 6.    Options

6.1    Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options; provided, that Options granted to Directors or Consultants shall be Nonqualified Stock Options. An Option granted as an Incentive Stock

Option shall, to the extent it fails to qualify under the Code as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee, the Company, any of its Subsidiaries or Affiliates, nor any of their employees or representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify under the Code as an Incentive Stock Option. Each Option shall be evidenced by an Award Agreement which shall state the number of Shares covered by such Option. Such Award Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

6.2    Option Price. The Option Price shall be determined by the Committee at the time of grant, but shall not be less than one hundred percent of the Fair Market Value of a Share on the date of grant; provided, however, an Option may be granted with an exercise price lower than such minimum exercise price if granted pursuant to an assumption or substitution of another option in a manner that would meet the requirements of, or otherwise be exempt from, Section 409A or Section 424(a) of the Code, as applicable. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one hundred ten percent of the Fair Market Value of a Share on the date of grant. Except as contemplated by Article 11, the terms of outstanding Options may not be amended to reduce the Option Price of such Option other than in accordance with the stockholder approval requirements of the New York Stock Exchange.

6.3    Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five years).

6.4    Time of Exercise. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve as set forth in each Award Agreement, which terms and restrictions need not be the same for each grant or for each Participant.

6.5    Method of Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date full payment is received by the Company pursuant to clauses (a), (b), (c), (d), or (e) of the following sentence (including the applicable tax withholding pursuant to Section 14.3 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (a) in cash or its equivalent (e.g., by cashier’s check); (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) that are unrestricted and nonforfeitable having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above); (d) to the extent permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the aggregate Option Price; or (e) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.6    Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed one hundred thousand dollars (determined consistent with Section 422 of the Code), or the Option shall be treated as a Nonqualified Stock Option, but only to the extent of that portion of the Option in excess of the limit. For purposes of the preceding sentence, unless otherwise designated by the Company, Incentive Stock Options will be taken into account in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7.    Stock Appreciation Rights

7.1    Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of: (a) the Fair Market Value of a

Share on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion. Except as contemplated by Article 11, the terms of outstanding Stock Appreciation Rights may not be amended to reduce the grant price of the right from which appreciation under such Stock Appreciation Rights are to be measured other than in accordance with the stockholder approval requirements of the New York Stock Exchange.

7.2    Terms of Stock Appreciation Right. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement which shall state the grant price (which shall not be less than one hundred percent of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and such other provisions as the Committee shall determine. No Stock Appreciation Right shall have a term of more than ten years from the date of grant.

Article 8.    Restricted Stock

8.1    Grant of Restricted Stock. The Committee is hereby authorized to grant Restricted Stock to Participants. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

8.2    Terms of Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock grant shall specify the Restriction Period(s), the number of Shares of Restricted Stock subject to the Award, the purchase price, if any, of the Restricted Stock, the performance, employment, or other conditions (including the termination of a Participant’s Service whether due to death, disability or other reason) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall, unless otherwise determined by the Committee, be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and, except as provided in Section 14.6, the legend required by this Section 8.2 shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.3    Voting and Dividend Rights. Subject to Section 4.3, the Committee shall determine whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and/or have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).

8.4    Performance Goals. The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) or Performance Criterion or Criteria specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s) or Performance Criterion or Criteria, the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.

8.5    Unrestricted Stock. The Committee is hereby authorized to grant Unrestricted Stock to Participants, subject to the last sentence of Section 4.2. An Award of Unrestricted Stock is a grant by the Committee of a specified number of Shares, which Shares are not subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Unrestricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Any Unrestricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including an Award Agreement, but in any event a grant of Unrestricted Stock shall conform to the provisions of the Plan and any other terms consistent therewith determined by the Committee.

Article 9.    Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares, including without limitation, restricted stock units, dividend equivalent rights, and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event, and/or the attainment of performance objectives or Performance Criterion or

Criteria. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Each Other Stock-Based Award grant shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

Article 10.    Compliance with Sections 409A of the Code

10.1    General. The Company intends that the Plan and all Awards be construed to avoid the imposition of additional taxes, interest, and penalties pursuant to Section 409A of the Code (together with all regulations, guidance, compliance programs, and other interpretative authority thereunder, “Section 409A”). Notwithstanding the Company’s intention, in the event any Award is subject to such additional taxes, interest or penalties pursuant to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations, guidance, compliance programs, and other interpretative authority that may be issued after the date of the grant.

10.2    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.

10.3    Separation from Service. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A (after giving effect to the presumptions contained therein) and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

Article 11.    Adjustments

11.1    Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards in the aggregate or to individual Participants, the number and kind of Shares or other property subject to outstanding Awards, the individual limits contained in Section 5.2, the Option Price, grant price or purchase price applicable to outstanding Awards and/or other value determinations (including Performance Criteria) applicable to the Plan or outstanding Awards. For the avoidance of doubt, the purchase of Shares or other equity securities of the Company by a stockholder of the Company or any third party from the Company shall not constitute a corporate event or transaction giving rise to an adjustment described in this Section 11.1. References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Article 11.

11.2    Change of Control. Upon the occurrence of or in connection with a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards (with it being understood that the Committee is under no obligation to make uniform determinations with respect to different Awards or portions of single Awards), including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event, and/or deeming or determining that Performance Criteria have been achieved at any specified level; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero, provided, that, in the case of Options and Stock Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero; and (f) cancellation of all or any portion of outstanding unvested and/or unexercisable Awards for no consideration.

11.3    No Repricing or Buyout of Underwater Options or Stock Appreciation Rights. Without limiting the application of Section 11.1 or Section 11.2 above, the Company may not, without first obtaining stockholder approval, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Option Price or grant price of the right, as applicable; (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights that have an Option Price or grant price of the right that is less than the Option Price or grant price of the right of the original Option or Stock Appreciation Right; (iii) cancel outstanding Options or Stock Appreciation Rights that have a Option Price or grant price of the right greater than the Fair Market Value of a Share on the date of such cancellation in exchange for a cash payment or one or more other Awards, or (iv) take any other action with respect to outstanding Options or Stock Appreciation Rights that is treated as a repricing under generally accepted accounting principles.

Article 12.    Duration; Amendment, Modification, Suspension and Termination

12.1    Duration of Plan. Unless sooner terminated as provided in Section 12.2, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

12.2    Amendment, Modification, Suspension and Termination of Plan. Subject to the terms of the Plan, the Committee may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion, provided, that no action taken by the Committee shall adversely affect in any material respect the rights granted to any Participant under any outstanding Awards (other than pursuant to Article 10, Article 11, or as the Committee deems necessary to comply with applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) without the Participant’s written consent. Notwithstanding the foregoing, no amendment affecting Incentive Stock Options requiring shareholder approval under Section 422 shall be made without obtaining requisite shareholder approval under said provisions.

Article 13.    Forfeiture of Awards Upon Termination of Service

13.1    Termination of Service for Cause. Unless otherwise provided in an Award Agreement, in the event (a) a Participant’s Service is terminated for Cause, or (b) the Committee determines that a Participant’s acts or omissions constitute Cause, all outstanding Awards held by the Participant shall terminate and be forfeited without consideration, effective on the date the Participant’s Service is terminated for Cause or the date the act or omission constituting Cause is determined to have occurred, as applicable.

13.2    Termination of Service Due to Death or Permanent Disability. Unless otherwise provided in an Award Agreement, in the event a Participant’s Service is terminated due to death or Permanent Disability (and Cause does not exist as of such date): (a) all unvested Awards held by the Participant shall terminate and be forfeited without consideration, effective as of the date the Participant’s Service is terminated and (b) all vested Options and Stock Appreciation Rights may be exercised by the Participant or, as applicable, the Participant’s beneficiary or estate and shall terminate on the earlier of (i) one (1) year following the termination of Service and (ii) the expiration of the term of such Awards.

13.3    Termination of Service for Reason Other than Cause or Death or Permanent Disability. Unless otherwise provided in an Award Agreement, in the event a Participant’s Service is terminated for any reason other than pursuant to Section 13.1 or Section 13.2 above (and Cause does not exist as of such date): (a) all unvested Awards held by the Participant shall terminate and be forfeited without consideration, effective as of the date the Participant’s Service is terminated and (b) all vested Options and Stock Appreciation Rights shall terminate on the earlier of (i) ninety (90) days following the termination of Service and (ii) the expiration of the term of such Awards.

Article 14.    General Provisions

14.1    No Right to Service or Award. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated). The loss of existing or potential profit in an Award will not constitute an element of damages in the event of the termination of a Participant’s employment or service for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

14.2    Settlement of Awards. Each Award Agreement shall establish the form in which the Award shall be settled, which may be in cash, Shares, other property or a combination thereof. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be issued, rounded, forfeited, or otherwise eliminated.

14.3    Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or any payment of any kind otherwise due to a Participant from the Company or its Affiliates, or require a Participant to remit to the Company such amount as may be required by law or regulation, including federal, state and local taxes, domestic or foreign laws or regulations, to be withheld with respect to any taxable event arising as a result of the Plan. The Committee, in its sole discretion, may permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax that could be imposed in connection with any such taxable event.

14.4    Additional Restrictions; Recoupment. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation, confidentiality or any other restrictive covenant. Without limiting the generality of the foregoing, each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) that the Company and its Affiliates may recover Awards made under the Plan and payments under or gain in respect of any Award in accordance with any applicable clawback, recoupment or similar policy of the Company or its Affiliates, as such policy may be amended and in effect from time to time (including the Company’s Recoupment Policy dated April 12, 2020), which applies to all persons who are “officers” of the Company under Rule 16a-1(f) under the Exchange Act, or as otherwise required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. Each Participant further agrees (or will be deemed to have further agreed) to cooperate fully with the Company, and to cause any and all permitted transferees of the Participant to cooperate fully with the Company, to effectuate any forfeiture or disgorgement described in this Section 14.4. Neither the Committee nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 14.4.

14.5    No Guarantees Regarding Tax Treatment; No Gross Up Entitlements. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. Neither the Committee nor the Company or its Affiliates or any of their employees, directors, officers or agents, nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection herewith. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A, Section 457A of the Code, Section 4999 of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

14.6    Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his or her death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An Award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the

Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

14.7    Stockholders Agreement; Conditions and Restrictions on Shares. Shares received in connection with Awards granted hereunder prior to an IPO (as defined in the Stockholders Agreement), or as otherwise specifically required by the Committee, shall be subject to all of the terms and conditions of the Stockholders Agreement, including all transfer restrictions, repurchase rights and “take along” rights set forth therein. As a condition to receiving, exercising or settling such an Award, if not already fully bound by the terms set forth in the Stockholders Agreement, each Participant shall sign a joinder agreement pursuant to which such Participant shall become fully bound by the terms set forth in the Stockholders Agreement, to the extent then applicable. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, requirements that the Participant: (a) hold the Shares received for a specified period of time or (b) represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

14.8    No Registration Required. Shares and Awards shall not be issued under this Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under this Plan, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under this Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requires.

14.9    Awards to Non-U.S. Persons. To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

14.10    Rights as a Stockholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

14.11    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.12    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

14.13    No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

14.14    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14.15    Waiver of Jury Trial. By accepting an Award under this Plan, to the extent permitted by applicable law that cannot be waived, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder. For the avoidance of doubt, each party hereunder shall bear its own legal costs in connection with any such action, proceeding, counterclaim or dispute, whether tried before a court or as submit to binding arbitration as set forth herein.

14.16    Governing Law. This Plan and each Award Agreement and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Plan or any Award Agreement or the negotiation, execution or performance of this Plan or any Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

14.17    Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the Southern District of New York; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

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